UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2005

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
SECTION 2 - FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition

      On August 11, 2005, Elizabeth Arden, Inc. (the "Company") issued a press release to (i) announce the financial results for the fourth quarter and fiscal year ended June 30, 2005; and (ii) provide net sales and earnings per diluted share guidance for the fiscal year ended June 30, 2006.

      A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On August 11, 2005, the Company issued a press release to announce (i) the retirement of George Dooley from the Company's Board of Directors (the "Board") effective August 9, 2005, and (ii) the appointment of Maura J. Clark to the Board to fill the vacancy created by Mr. Dooley's retirement.

      A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
99.1	Press release of Elizabeth Arden, Inc., dated August 11, 2005.
99.2	Press release of Elizabeth Arden, Inc., dated August 11, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 11, 2005	By: /s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer